UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Laboratory Corporation of America Holdings

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

On March 30, 2018, Laboratory Corporation of America Holdings (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to the Company’s 2018 Annual Meeting of Shareholders to be held on May 10, 2018.

The Company has determined that while all components of total compensation shown in the Summary Compensation Table appearing on page 46 of the Proxy Statement are correct, there were computational errors in the Total column of the table with respect to several of the named executive officers. The Company has restated the Summary Compensation Table below to correct the errors in the Total column for David P. King for fiscal years 2016 and 2015 and for F. Samuel Eberts III and Glenn A. Eisenberg for fiscal year 2017. The information set forth below modifies and replaces the Summary Compensation Table set forth in the Proxy Statement.

Summary Compensation Table

The compensation paid, accrued or awarded during the years ended December 31, 2015, 2016 and 2017 to the Company’s NEOs, which includes the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2017, is set forth below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	NON-QUALIFIED STOCK OPTIONS(2)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

DAVID P. KING Chief Executive Officer	2017	$1,150,000	1,581,820	$6,749,173	$1,960,367	$128,904	$75,990	$11,646,254
	2016	$1,133,333	$-	$7,683,109	$1,785,419	$101,810	$149,826	$10,853,497
	2015	$1,044,481	$-	$7,878,178	$1,672,371	$-	$31,384	$10,626,414

F. SAMUEL EBERTS III Senior Vice President Chief Legal Officer	2017	$502,125	$111,350	$475,810	$389,204	$35,457	14,155	$1,528,101
	2016	$486,875	$-	$529,589	$303,833	$26,784	12,590	$1,359,671
	2015	$444,807	$-	$600,318	$236,929	$-	$14,590	$1,296,644

GLENN A. EISENBERG Executive Vice President Chief Financial Officer	2017	$666,474	$373,349	$1,588,668	$746,219	$-	$33,035	$3,407,745
	2016	$653,438	$-	$2,799,854	$679,626	$-	$10,030	$4,142,948
	2015	$635,417	$-	$2,110,929	$676,912	$-	$22,565	$3,445,823

GARY M. HUFF Executive Vice President, Chief Executive Officer of LabCorp Diagnostics	2017	$525,082	$-	$2,964,735	$708,267	$48,451	$18,121	$4,264,656

JOHN D. RATLIFF Executive Vice President, Chief Executive Officer of Covance Drug Development	2017	$659,750	$697,573	$2,978,743	$648,415	$-	$13,035	$4,997,516

The footnotes to the Summary Compensation Table set forth in the Proxy Statement are accurate and remain unchanged, and the foregoing table should be read in conjunction with the footnotes.

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

LABORATORY CORPORATION OF AMERICA HOLDINGS • Supplement to Proxy Statement	1

Shareholders who have already properly executed a proxy card or voted by telephone, by internet or by signing, dating and returning their proxy cards and who would like to change their vote may revoke their proxy before it is voted at the 2018 Annual Meeting of Shareholders by: (i) entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Wednesday, May 9, 2018; (ii) sending a new proxy card with a later date than the previously submitted proxy card, which new proxy card must be received before the polls close at the 2018 Annual Meeting on Thursday, May 10, 2018; or (iii) giving written notice of such revocation to the Corporate Secretary of the Company, as described in the Proxy Statement, which written notice must be received before the 2018 Annual Meeting begins on Thursday, May 10, 2018.

2	LABORATORY CORPORATION OF AMERICA HOLDINGS • Supplement to Proxy Statement